UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2008

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

  On October 21, 2008, the Board of Directors of Tempur-Pedic International Inc. (the “Corporation”) approved and adopted the Third Amended and Restated By-Laws for the Corporation (the “Amended By-Laws”), effective as of October 21, 2008.  The Amended By-Laws clarify and revise the advance notice provisions for director nominations and other matters to be brought before a stockholders meeting. In addition to conforming changes, the Revised By-Laws now include the following:

1.
An affirmative statement to clarify that the procedures set forth in the Amended By-Laws are the exclusive means for a stockholder to make director nominations or submit other business before a stockholders meeting.

2.
An affirmative statement to clarify that director nominations or other proposals to be brought at a meeting of stockholders must only be brought by the Corporation’s directors or by a stockholder who has complied with the advance notice provisions.

3.
A requirement that any stockholder who desires to bring a director nomination or proposal before a stockholders meeting must provide additional information about such stockholder’s beneficial ownership in the Corporation (including ownership of options, warrants or other derivative instruments), any economic arrangements based on an increase or decrease in the Corporation’s securities to which the stockholder is a party, any arrangements pursuant to which the stockholder has right to vote the stock, and any relationships with the Company and other stockholders of the Company.

4.
A requirement that any stockholder who desires to bring any business before a stockholders meeting other than a director nomination must provide a brief description of the business and the reasons for conducting the business at the meeting, as well as any material interest the stockholder may have in the business.

The Amended By-Laws are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein in their entirety by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
3.1	Third Amended and Restated By-Laws of Tempur-Pedic International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2008
Tempur-Pedic International Inc.

	By:	/s/ Dale E. Williams
Name: Dale E. Williams
Title: Executive Vice President, Chief Financial Officer & Secretary

EXHIBIT LIST

Exhibit	Description
3.1	Third Amended and Restated By-Laws of Tempur-Pedic International Inc.